Consent Of Independent Auditors

We consent to the incorporation by reference of our report dated May 19, 2000, with respect to the financial statements and schedules of the BOK Financial Thrift Plan for Salaried Employees included in this Annual Report (Form 11-K) for the year ended December 31, 1999, in the following registration statements:

* Registration Statement (Form S-8, No. 33-44121) pertaining to the Reoffer Prospectus of the Bank of Oklahoma Master Thrift Plan and Trust Agreement.

* Registration Statement (Form S-8, No. 33-44122) pertaining to the Reoffer Prospectus of the BOK Financial Corporation 1991 Special Stock Option Plan.

* Registration Statement (Form S-8, No. 33-55312) pertaining to the Reoffer Prospectus of the BOK Financial Corporation 1992
        Stock Option Plan.

* Registration Statement (Form S-8, No. 33-70102) pertaining to the Reoffer Prospectus of the BOK Financial Corporation 1993 Stock Option Plan.

* Registration Statement (Form S-8, No. 33-79834) pertaining to the Reoffer Prospectus of the BOK Financial Corporation 1994 Stock Option Plan.

* Registration Statement (Form S-8, No. 33-79836) pertaining to the Reoffer Prospectus of the BOK Financial Corporation Directors' Stock Compensation Plan.

* Registration Statement (Form S-8, No. 333-32649) pertaining to the Reoffer Prospectus of the BOK Financial Corporation 1997 Stock Option Plan.

* Registration Statement (Form S-8, No. 333-93957) pertaining to the Reoffer Prospectus of the BOK Financial Corporation 2000 Stock Option Plan.


/s/ Ernst & Young, LLP
Tulsa, Oklahoma
June 28, 2000